EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of MISONIX, INC. (the "Company") on Form 10-K for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Zaremba, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      Dated: September 15, 2004

                                        /s/ Richard Zaremba
                                        ----------------------------------------
                                        Richard Zaremba
                                        Vice President, Chief Financial Officer,
                                        Treasurer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MISONIX, INC. and will be retained by MISONIX, INC. and furnished to the Securities and Exchange Commission or its staff upon request.


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

Schedule II

                                  MISONIX, INC.
                 Valuation and Qualifying Accounts and Reserves
                    Years ended June 30, 2004, 2003 and 2002

        Column A              Column B            Column C              Column D            Column E
                                                  Additions
                                                (Recoveries)
                             Balance at       Charged (Credited)       Additions           Balance at
                             Beginning          to cost and          (deductions)-           end of
      Description            of period            expenses              describe             period
------------------------- ----------------- --------------------- --------------------- -----------------
     Allowance for
   doubtful accounts:
  Year ended June 30:

          2004                  $  644,157            $ (112,420)      $  (74,721) (A)       $   457,016

          2003                  $  223,413            $  409,952       $   10,792            $   644,157

          2002                  $  157,761            $   97,210       $  (31,558) (A)       $   223,413

  Valuation allowance
  for deferred taxes:
  Year ended June 30:

          2004                  $2,582,225            $   77,709       $  (51,641) (B)       $ 2,608,293

          2003                  $2,363,920            $  218,305               --            $ 2,582,225

          2002                  $2,030,514            $  333,406               --            $ 2,363,920

(A) Reduction in allowance for doubtful accounts due to write-off of accounts receivable balance.

(B) Reduction in valuation allowance for deferred taxes with respect to non-cash compensation charge due to increase of the Company's stock price.


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